STATE OF ALABAMA

DOMESTIC FOR-PROFIT CORPORATION
ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION GUIDELINES

INSTRUCTIONS

STEP 1: IF CHANGING THE CORPORATION'S NAME, CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334) 242-5324 TO RESERVE A CORPORATE NAME.

STEP 2: FILE THE ORIGINAL AND TWO COPIES IN THE JUDGE OF PROBATE'S OFFICE WHERE THE ORIGINAL ARTICLES OF INCORPORATION ARE FILED. (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE ATTACHED.) IF CHANGING THE NAME, THE SECRETARY OF STATE'S FILING FEE IS $10. TO VERIFY JUDGE OF PROBATE FILING, PLEASE CONTACT THE JUDGE OF PROBATE'S OFFICE.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT.

Article I The name of the corporation:
SOUTHERN MEDICAL & MOBILITY INC

Article II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act:
ON JUNE 2, AN ELECTION OF OFFICERS WAS HELD AND THE NEW OFFICERS ARE HAL COMPTON JR - PRESIDENT, HAL COMPTON SR - VP AND SECRETARY AND TREASURER AND CHAIRMAN OF THE BOARD, AND SCOT COMPTON - V.P.

Article III The amendment was adopted by the shareholders or directors in the manner prescribed by law on JUNE 2, 2008

Article IV The number of shares outstanding at the time of the adoption was ~~100~~ 10; the number of shares entitled to vote thereon was ~~100~~ 10. If the shares of any class are entitled to vote thereon as a class, list the designation and number of outstanding shares entitled to vote thereon of each such class:
N/A

Article V The number of shares voted for the amendment was ~~100~~ 10 and the number of shares voted against such amendment was 0. (If no shares have been issued attach a written statement to that effect.)

Date: JUNE 2, 2008

HAL COMPTON JR, PRESIDENT
Type or Print Corporate Officer's Name and Title

Printed Name and Business Address of Person Preparing this Document:

Hal Compton Jr.
Signature of Officer

Rev. 7/03

NOTARY PAGE FOLLOWS

NOTARY PAGE: *Articles of Amendment to Articles of Incorporation Guilds*

STATE OF ALABAMA)

MOBILE COUNTY)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that *Harold F. Congon, JR*, is signed to the foregoing instrument and are known to me, acknowledged before me on this day that, being informed on the contents of said instrument(s), he/she executed the same voluntarily.

Given under my hand and official seal this the *2nd* day of *June* 2008.

My Commission Expires 11/08/[illegible]

[signature]
Notary Public

AFFIX SEAL

#221-824

Posted by: Checked by:

FILED IN OFFICE

JUN 11 2008

SECRETARY OF STATE

STATE OF ALABAMA

STATEMENT OF CHANGE OF REGISTERED AGENT OR REGISTERED OFFICE OR BOTH

CHECK ONE: ___ FOREIGN CORPORATION
✓ DOMESTIC PROFIT CORPORATION

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA.

State of Incorporation: ALABAMA

1. The name of the corporation: SOUTHERN MEDICAL + MOBILITY INC
2. The name of the present registered agent: STACEY W HOLLAND
3. The street address of the present registered office: 822 AZALEA RD, MOBILE AL
4. The name of its successor registered agent: Hal Compton Jr
5. The **street address** (NO PO BOX) to which the registered office is to be changed **(street address of registered agent and registered office must be identical):**
   1416 West I-65 Service Road South Mobile AL 36693
   Street Number, Street Name — City, State and Zip Code
6. **If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent's address.**
7. Date: JUNE 2, 2008

$5 Filing Fee

SOUTHERN MEDICAL + MOBILITY INC
Name of Corporation

Hal Compton Jr President
Type or Print Corporate Officer's Name and Title

[signature]
Signature of Officer

I, Hal Compton Jr, consent to serve as registered agent to the above named corporation on this the 2ND day of June, 2008.

[signature]
Signature of Registered Agent

RECEIVED

JUN 11 2008

SECRETARY OF STATE

MAIL ORIGINAL APPLICATION WITH THE FILING FEE OF $5.00 TO:
SECRETARY OF STATE, CORPORATIONS DIVISION, PO BOX 5616, MONTGOMERY, ALABAMA 36103-5616

Rev. 4/2000